Exhibit 99.1

www.nortel.com

FOR IMMEDIATE RELEASE	March 30, 2005

For more information:

Media	Investors
Marion MacKenzie	(888) 901-7286
(905) 863-1035	(905) 863-6049
mackenm@nortel.com	investor@nortel.com

Nortel Provides Status Update
Nortel Networks Corporation Board of Directors
Sets Shareholders’ Meeting and Record Date

TORONTO — Nortel Networks* Corporation [NYSE/TSX:NT] and its principal operating subsidiary, Nortel Networks Limited (“NNL”), today provided a status update pursuant to the alternative information guidelines of the Ontario Securities Commission. These guidelines contemplate that the Company and NNL will normally provide bi-weekly updates on their affairs until such time as they are current with their filing obligations under Canadian securities laws.

Annual Shareholders’ Meeting

The board of directors of Nortel Networks Corporation called a combined 2004/2005 annual meeting of shareholders (the “Meeting”) to be held on June 29, 2005 in Toronto, Ontario. The board of directors set the close of business on Monday, May 2, 2005 as the record date for determining the shareholders of Nortel Networks Corporation entitled to receive notice of the Meeting. Details of the location, time and agenda for the Meeting will be included in Nortel Networks Corporation’s proxy circular and proxy statement.

The Company and NNL reported that there have been no material developments in the matters reported in their status updates of June 2, 2004 through March 18, 2005; and the Company’s press release “Nortel Files Third Quarter 2004 Financial Statements” dated March 18, 2005, with the exception of the matters described above.

     The Company’s and NNL’s next bi-weekly status update is expected to be released during the week of April 11, 2005.

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About Nortel

Nortel is a recognized leader in delivering communications capabilities that enhance the human experience, ignite and power global commerce, and secure and protect the world’s most critical information. Serving both service provider and enterprise customers, Nortel delivers innovative technology solutions encompassing end-to-end broadband, Voice over IP, multimedia services and applications, and wireless broadband designed to help people solve the world’s greatest challenges. Nortel does business in more than 150 countries. For more information, visit Nortel on the Web at www.nortel.com. For the latest Nortel news, visit www.nortel.com/news.

Certain information included in this press release is forward-looking and is subject to important risks and uncertainties. The results or events predicted in these statements may differ materially from actual results or events. Factors which could cause results or events to differ from current expectations include, among other things: the outcome of regulatory and criminal investigations and civil litigation actions related to Nortel’s restatements and the impact any resulting legal judgments, settlements, penalties and expenses could have on Nortel’s results of operations, financial condition and liquidity; the findings of Nortel’s independent review and implementation of recommended remedial measures; the outcome of the independent review with respect to revenues for specific identified transactions, which review will have a particular emphasis on the underlying conduct that led to the initial recognition of these revenues; the restatement or revisions of Nortel’s previously announced or filed financial results and resulting negative publicity; the existence of material weaknesses in Nortel’s internal controls over financial reporting; the impact of Nortel’s and NNL’s failure to timely file their financial statements and related periodic reports, including breach of its support facility and public debt obligations and Nortel’s inability to access its shelf registration statement filed with the United States Securities and Exchange Commission (“SEC”); ongoing SEC reviews, which may result in changes to our public filings; the potential delisting or suspension of Nortel’s and NNL’s publicly traded securities; the impact of management changes, including the termination for cause of Nortel’s former CEO, CFO and Controller in April 2004; the sufficiency of Nortel’s restructuring activities, including the work plan announced on August 19, 2004 as updated on September 30, 2004, including the potential for higher actual costs to be incurred in connection with restructuring actions compared to the estimated costs of such actions; cautious or reduced spending by Nortel’s customers; fluctuations in Nortel’s operating results and general industry, economic and market conditions and growth rates; fluctuations in Nortel’s cash flow, level of outstanding debt and current debt ratings; Nortel’s ability to recruit and retain qualified employees; the use of cash collateral to support Nortel’s normal course business activities; the dependence on Nortel’s subsidiaries for funding; the impact of Nortel’s defined benefit plans and deferred tax assets on results of operations and Nortel’s cash flow; the adverse resolution of class actions, litigation in the ordinary course of business, intellectual property disputes and similar matters; Nortel’s dependence on new product development and its ability to predict market demand for particular products; Nortel’s ability to integrate the operations and technologies of acquired businesses in an effective manner; the impact of rapid technological and market change; the impact of price and product competition; barriers to international growth and global economic conditions, particularly in emerging markets and including interest rate and currency exchange rate fluctuations; the impact of rationalization and consolidation in the telecommunications industry; changes in regulation of the Internet; the impact of the credit risks of Nortel’s customers and the impact of customer financing and commitments; stock market volatility generally and as a result of acceleration of the settlement date or early settlement, which is currently not available, of Nortel’s forward purchase contracts; the impact of Nortel’s supply and outsourcing contracts that contain delivery and installation provisions, which, if not met, could result in the payment of substantial penalties or liquidated damages; and the future success of Nortel’s strategic alliances. For additional information with respect to certain of these and other fa ctors, see the most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed by Nortel with the SEC. Unless otherwise required by applicable securities laws, Nortel disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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*Nortel, the Nortel logo and the Globemark are trademarks of Nortel Networks.